UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 28, 2007
(Date of Earliest Event Reported)

SURGE GLOBAL ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24269	34-1454529
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 410
San Diego, California, 92130
(Address of principal executive offices, zip code)
(858) 704-5010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 28, 2007, Surge Global Energy, Inc. (“Surge”) completed the previously announced disposition of substantially all of the assets of its indirect wholly-owned subsidiary, Peace Oil Corp. (“Peace Oil”), including Peace Oil’s undivided 30% working interest in 135 square miles (86,400 acres) of oil sands leases in the Red Earth area of Alberta, Canada (the “Red Earth Leases”), to North Peace Energy Corp., a Canadian oil sands company listed on the TSX Venture Exchange (“North Peace”). The transaction (the “Transaction”) was completed pursuant to the terms of an Agreement of Purchase and Sale (the “Agreement”) dated June 25, 2007 between Surge, Peace Oil and North Peace.

The aggregate consideration for the Transaction is approximately CDN$20,000,000, subject to an adjustment limited to CDN$250,000 within six months of the closing date as set forth in the Agreement. The Transaction consideration consists of approximately CDN$15,000,000 in cash, including a CDN$4,500,000 deposit and CDN$5,000,000 in common shares of North Peace at a price of CDN$2.20 per share. The common shares are subject to a contractual one-year hold period and represent approximately 4.87% of the fully diluted shares of North Peace.

As part of the Agreement, Peace Oil and North Peace made certain representations and warranties to each other and agreed to indemnify the other for certain losses provided therein. In addition, Surge agreed to guarantee and be jointly and severally liable for Peace Oil’s obligations and liabilities under the Agreement.

As disclosed in Surge’s Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2007, Surge, Peace Oil and North Peace entered into a binding Letter Agreement in connection with the Transaction on June 13, 2007. Peace Oil and North Peace were parties to a Joint Venture Agreement dated December 2005 (“Joint Venture Agreement”) to develop and exploit the Red Earth Leases. The Joint Venture Agreement provided that Peace Oil and North Peace were to hold 30% and 70% working interests in the Red Earth Leases, respectively. Upon closing of the Transaction, North Peace obtained all of Peace Oil’s interest in the Red Earth Leases.

The description of the Agreement herein is only a summary and is qualified in its entirety by the full text of such document, which is incorporated herein by reference to Exhibit 10.63 to Surge’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on July 3, 2007 (File No.: 333-144341/Film No.: 07962080).

Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(b)   Pro forma financial information

The pro forma financial information for the Transaction is attached hereto as Exhibit 99.1.

(d)   Exhibits.

99.1	Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: July 5, 2007	By:	/s/ William Greene William Greene, Chief Financial Officer